EMPLOYMENT AGREEMENT


      EMPLOYMENT  AGREEMENT, dated as of March 7, 1997,  between
Telemundo Group, Inc., a Delaware corporation (the "Company"), and Peter J. Housman II (the "Executive").

      Section 1. Employment and Term. The Company agrees to employ the Executive, and the Executive agrees to serve as an employee of the Company, with the duties set forth in Section 2, for a term (the "Term of Employment") beginning as of January 1, 1997 (the "Commencement Date") and ending at the close of business on December 31, 1997 or any earlier date of termination under Section 8. The Employment Agreement, dated as of May 15, 1994, between the Company and the Executive is hereby superseded by this Agreement and terminated with no further force or effect effective as of the close of business on December 31, 1996.

      Section  2.     Duties.  The Executive agrees  during  the
Term of Employment to serve as Chief Financial Officer and Treasurer of the Company reporting to the President and Chief Executive Officer of the Company. The Executive agrees to use his best efforts to promote the interests of the Company, subject at all times to the direction of the President and Chief Executive Officer of the Company. The Executive agrees to devote his entire business time and attention with undivided loyalty, to the performance of such duties.

      Section 3. Consideration: Salary and Bonus During Term of Employment.

          (a) Consideration. The consideration for entering into this Agreement shall be the performance of services by the Executive pursuant to this Agreement and the employment of the Executive by the Company as well as the payments and benefits provided under this Agreement.

          (b)   Salary.   The Company shall pay  salary  to  the
          Executive at the annual rate of $325,000, to  be  paid
          (subject to required withholding taxes) in arrears in equal installments bi-weekly.

          (c) Bonus. During the Term of Employment, the Executive will be eligible for a bonus based on the attainment by the Company of the performance targets set forth on Exhibit A as "Net Contribution" if the Executive is employed by the Company on the last day of the performance period to which a performance target relates. The Compensation Committee has established performance targets for the period covered by this Agreement, which are attached hereto as Exhibit A. If the Company attains the threshold but not the mid-level target, the Executive shall receive a bonus in an amount equal to 50% of his annual salary (pro-rated for a short period). If the Company attains mid-level but not the high-point target, the Executive shall receive a bonus in an amount equal to 75% of his annual salary (pro-rated for a short period). If the Company attains the high-point target, the Executive shall receive a bonus in an amount equal to 100% of his annual salary (pro-rated for a short period). If the Company attains an amount of earnings between the threshold and mid-level targets, or between the mid-level and high-point targets, as the case may be, the amount of the bonus shall be determined by linear interpolation between the relevant bonus percentages and targets. The Compensation Committee shall meet within two months (or as soon thereafter as is practicable) after the end of a performance period to which a bonus relates to certify whether a performance target has been satisfied. If the Compensation Committee so certifies, the bonus will be paid (subject to applicable withholding taxes) promptly but in no event later than ten days after such certification. For purposes of this Agreement, the "Compensation Committee" shall mean a committee consisting of at least two (2) directors of the Company, all of whom are "non-employees" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      Section 4. Stock Option Agreement. The parties hereto hereby agree that the Nonqualified Stock Option Agreement for Corporate Officers, dated as of June 30, 1995, between the Company and the Executive (the "Stock Option Agreement") shall be promptly amended to provide that, subject to the terms and conditions of the Stock Option Agreement, the Executive shall be entitled to purchase one-third of the total number of shares covered by the Stock Option Agreement on or after December 31, 1997 instead of on the third anniversary of the Grant Date (as such term is defined in the Stock Option Agreement) as currently provided therein (i.e., June 30, 1998). Executive understands that the Company makes no representation whatsoever with respect to the tax effect, if any, of any such amendment to the Stock Option Agreement.

      Section 5. Vacations. The Executive shall be entitled during the Term of Employment to vacations in accordance with the policies of the Company for senior executive officers (but in no event to less than 20 paid vacation days per year). The Company shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

      Section 6. Fringe Benefits. During the Term of Employment the Executive shall enjoy the benefits being customarily afforded to senior executive officers of the Company (including $300,000 of term life insurance), except that the Executive shall not participate in any bonus plan now or hereafter maintained by the Company (the provisions of Section 3(c) and this Section 6 being in lieu of such participation). During the Term of Employment, the Company will pay bonuses to the Executive which, on an after tax basis, equal the premiums paid by the Executive under the Company's long-term disability insurance plan for basic and supplemental coverage (or up to $10,000 per annum in premiums paid by the Executive under his personal long-term disability insurance policy). Nothing in this Agreement shall restrict the right of the Company generally to amend, modify or terminate any such benefits.

     Section 7.     Intentionally Omitted.

     Section 8.     Termination.

          (a) The Company may terminate this Agreement and the Executive's employment for Cause as determined by the President and Chief Executive Officer of the Company. "Cause" means the Executive's knowingly or recklessly causing material injury to the Company, the Executive's willful misconduct in the performance of (or failure to perform) his duties hereunder, or the Executive's dishonest, fraudulent or unlawfu1 behavior involving moral turpitude whether or not in connection with his employment.

          (b) This Agreement and the Executive's employment shall terminate immediately upon the death, disability or other event rendering the Executive unable to perform his duties and obligations under this Agreement as determined by the President and Chief Executive Officer of the Company and supported by appropriate medical evidence.

          (c) If the Company terminates this Agreement and thereby the Executive's employment other than pursuant to Section 8(a) or 8(b), then the Company's sole obligation to the Executive (in addition to its obligations under the Stock Option Agreement) shall be to continue to pay salary in accordance with Section 3(b) and provide medical benefits substantially similar to those provided the Executive during the Term of Employment, in each case until December 31, 1997. The continuation of such medical benefits shall be in satisfaction of the Company's obligations under
          Section 4980B of the Internal Revenue Code of 1986, as amended, or any similar state law requiring continuation of such benefits, with respect to the period of time during which such benefits are continued hereunder. The obligations of the Company under this Section 8(c) shall continue only so long as the Executive does not breach his obligations under Sections 9 and 10. Upon the effective date of termination under this Section 8(c), the obligations of the parties under this Agreement shall cease, except for the obligations of the Company specifically set forth in this Section 8(c) and the obligations of the Executive contained in Sections 9 and 10.

          (d) If the Executive's employment terminates other than pursuant to Section 8(c), the obligations of the parties under this Agreement shall cease, except for the obligations of the Executive contained in Sections 9 and 10.

      Section 9. Confidentiality. Except as required in his duties hereunder, the Executive will not, directly or indirectly, use, disseminate or disclose any Confidential
Information. Upon expiration or termination of the Term of Employment, all documents, records and similar repositories of or containing Confidential Information, including copies thereof, then in the Executive's possession, whether prepared by the Executive or others, will be left with the Company. "Confidential Information" means non-public information relating to the Company or any affiliate of the Company. Following the expiration or termination of the Term of Employment, the Executive agrees to cooperate, for a period of five years with respect to legal matters and for a period of one year with respect to all other matters, with the Company and its affiliates with respect to matters with which the Executive was involved during the Term of Employment. This Section 9 shall survive the expiration or termination of the Term of Employment.

      Section 10. Covenant Not to Interfere. The Executive agrees and covenants that, for a period of one year following the expiration or termination of the Term of Employment, he will not interfere directly or indirectly in any way with the Company. "Interfere" means to influence or attempt to influence, directly or indirectly, present or active prospective customers, employees, performers, directors, representatives, agents or independent contractors of the Company, its subsidiaries or any of its network affiliates to restrict, reduce, sever or otherwise alter their relationship with the Company, its subsidiaries or any of its network affiliates. In the event any court having jurisdiction shall reduce the duration or scope of the covenant not to interfere set forth in this Section 10, such covenant, in its reduced form, shall be enforceable. This
Section 10 shall survive the expiration or termination of the Term of Employment.

       Section 11. Assignability, etc. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal and accordingly that he may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

      Section 12. Notices. All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand and shall be deemed to be given on the date received. Any notice by the Company to the Executive shall be mailed or delivered to:

          Peter J. Housman II
          Telemundo Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010

or such other address as may from time to time be provided by the Executive to the Company for such purposes.

      Any notice by the Executive to the Company shall be mailed or delivered to:

          Telemundo Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010
          Attn.:  President and Chief Executive Officer

               and

          Telemundo Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida 33010
          Attn.:  General Counsel

or such address or addresses as may from time to time be provided by the Company to the Executive for such purpose.

      Section 13. Captions. The captions in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      Section 14. Amendments, etc. This Agreement may be amended, modified or terminated only by an instruments in writing signed by the parties hereto.

      Section 15. Governing Law. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles. The Executive hereby consents to the jurisdiction of the courts of the State of Florida. The Executive hereby appoints the Corporate Secretary of the Company as his agent for service of process and agrees to accept service of process upon delivery to such agent, with a copy sent by registered or certified mail to the Executive at his address as set forth in Section 12.

      Section 16. Understandings and Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Such specific performance and/or injunctive relief shall be available without the posting of any bond or other security. Except when a party is seeking an injunction or specific performance hereunder, the parties agree to submit any dispute concerning this Agreement to binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in Miami, Florida. Once a matter has been submitted to arbitration pursuant to this section, the decision of the arbitrators reached and promulgated as a result thereof shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

       Section 17. Entire Agreement; Severability. This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. The Executive specifically acknowledges that no representations have been made to him by the Company or any of its affiliates regarding the value of the common stock of the Company, now or in the future. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       Section  18.     Counterparts.   This  Agreement  may  be
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              TELEMUNDO GROUP, INC.


                              By: /s/ Roland A. Hernandez
                                  -----------------------
                              Name:   Roland A. Hernandez
                              Title:  President and Chief
                                       Executive Officer


                              /s/ Peter J. Housman II
                              -----------------------
                              Peter J. Housman II





                           EXHIBIT A
                           ---------


Telemundo Group, Inc.
Bonus Schedule
(dollars in thousands)

                         Net Contribution(1)
                         -------------------

% of Salary if
Target Achieved(2)     1997 Targets
---------------        ------------

      100%                $52,200
       75%                 45,900
       50%                 39,500

_______________________________
(1) "Net Contribution" means operating income plus depreciation and amortization determined in accordance with generally accepted accounting principles, without giving effect to any income, gain or loss associated with WSNS, but determined consistent with the accounting method for determining "Net Contribution" on the Company's internal financial statements in prior periods and adjusted to eliminate the impact of changes in accounting principles after the date of this Agreement and of acquisitions or divestitures of operating units after the date of this Agreement if taking such operating units into account would either increase or decrease the actual Net Contribution by at least 5% of the 50% Net Contribution target in the year of acquisition or divestiture on an annualized basis.

(2) If Net Contribution is between targets, % of salary will be determined by linear interpolation.